                                                            EXHIBIT 11

                                 ACORDIA, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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


                                            NINE MONTHS ENDED   QUARTER ENDED
                                              SEPTEMBER 30       SEPTEMBER 30
                                             1996      1995     1996     1995
                                           -------   -------  -------  -------
PRIMARY
-------
Average number of common shares
 outstanding                                14,021    13,951   14,057   13,964

Net effect of dilutive stock options
 and warrants - based on the
 treasury stock method of using
 average market price                          414       473      439      358
                                           -------   -------  -------  -------
Total average number of common shares
 outstanding                                14,435    14,424   14,496   14,322
                                           =======   =======  =======  =======

Net income                                 $21,018   $16,139  $ 6,890  $ 2,877
                                           =======   =======  =======  =======

Earnings per share                         $  1.46   $  1.12  $  0.48  $  0.20
                                           =======   =======  =======  =======

FULLY DILUTED
-------------
Average number of common shares
 outstanding                                14,021    13,951   14,057   13,964
Net effect of dilutive stock options
 and warrants - based on the
 treasury stock method of using
 the period-end price if higher
 than average market price                     417       264      440      264
                                           -------   -------  -------  -------
Total average number of common shares
 outstanding                                14,438    14,215   14,497   14,228
                                           =======   =======  =======  =======

Net income                                 $21,018   $16,139  $ 6,890  $ 2,877
                                           =======   =======  =======  =======

Earnings per share                         $  1.46   $  1.14  $  0.48  $  0.20
                                           =======   =======  =======  =======
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